                                                                    EXHIBIT 25.5

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                          ____________________________

                       THE FIRST NATIONAL BANK OF CHICAGO
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

     A NATIONAL BANKING ASSOCIATION                    36-0899825
                                                       (I.R.S. EMPLOYER
                                                       IDENTIFICATION NUMBER)

     ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS       60670-0126
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)          (ZIP CODE)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                         CHICAGO, ILLINOIS   60670-0286
            ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                         _____________________________

                          PROFFITT'S CAPITAL TRUST III
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

     DELAWARE                                         TO BE APPLIED FOR
     (STATE OR OTHER JURISDICTION OF                  (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)                   IDENTIFICATION NUMBER)


     750 LAKESHORE PARKWAY
     BIRMINGHAM, ALABAMA                              35211
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)         (ZIP CODE)

                              PREFERRED SECURITIES
                        (TITLE OF INDENTURE SECURITIES)

ITEM 1.   GENERAL INFORMATION.  FURNISH THE FOLLOWING
          --------------------
          INFORMATION AS TO THE TRUSTEE:

          (a) NAME AND ADDRESS OF EACH EXAMINING OR
          SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

          Comptroller of Currency, Washington, D.C.,
          Federal Deposit Insurance Corporation,
          Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

          (b) WHETHER IT IS AUTHORIZED TO EXERCISE
          CORPORATE TRUST POWERS.

          The trustee is authorized to exercise corporate trust powers.

ITEM 2.   AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
          ------------------------------
          IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
          SUCH AFFILIATION.

          No such affiliation exists with the trustee.


ITEM 16.  LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
          -----------------
          PART OF THIS STATEMENT OF ELIGIBILITY.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.  A copy of the existing by-laws of the trustee.*

          5.  Not Applicable.

          6.  The consent of the trustee required by
              Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.  Not Applicable.

          9.  Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 13th day of August, 1998.


            THE FIRST NATIONAL BANK OF CHICAGO,
            TRUSTEE

            By  /s/ John R. Prendiville
               John R. Prendiville
               Vice President


* EXHIBIT 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25.1 TO THE REGISTRATION STATEMENT ON FORM S-3 OF SUNAMERICA, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 25, 1996 (REGISTRATION NO. 333-14201).

                                   EXHIBIT 6


                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT



                                                     August 13, 1998


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

         In connection with the qualification of an indenture between Proffitt's Capital Trust III and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                   Very truly yours,

                   THE FIRST NATIONAL BANK OF CHICAGO

                    By   /s/ John R. Prendiville
                         John R. Prendiville
                         Vice President

                                   EXHIBIT 7

Legal Title of Bank:      The First National Bank of Chicago
Call Date: 03/31/97       ST-BK:  17-1630 FFIEC 031
Address:                  One First National Plaza, Ste 0303        Page RC-1
City, State  Zip:         Chicago, IL  60670
FDIC Certificate No.:     0/3/6/1/8
                          ---------
CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                DOLLAR AMOUNTS IN           C400
                                                                                                            ----
ASSETS
1.   Cash and balances due from depository institutions (from Schedule
     RC-A):
     a. Noninterest-bearing balances and currency and
        coin(1).....................................................                                        0081     4,141,168   1.a
     b. Interest-bearing balances(2)................................                                        0071     5,142,787   1.b

2.   Securities
     a. Held-to-maturity securities(from Schedule
        RC-B, column A).............................................                                        1754             0   2.a
     b. Available-for-sale securities (from Schedule
        RC-B, column D).............................................                                        1773     7,819,811   2.b
3.   Federal funds sold and securities purchased under agreements to
     resell.........................................................                                        1350     5,619,157   3.
4.   Loans and lease financing receivables:
     a. Loans and leases, net of unearned income (from Schedule
     RC-C)..........................................................              RCFD 2122 26,140,376                           4.a
     b. LESS: Allowance for loan and lease losses...................              RCFD 3123    417,371                           4.b
     c. LESS: Allocated transfer risk reserve.......................              RCFD 3128          0                           4.c
     d. Loans and leases, net of unearned income, allowance, and
        reserve (item 4.a minus 4.b and 4.c)........................                                        2125    25,723,005   4.d
5.   Trading assets (from Schedule RD-D)............................                                        3545    5,795,159    5.
6.   Premises and fixed assets (including capitalized leases).......                                        2145      757,033    6.
7.   Other real estate owned (from Schedule RC-M)...................                                        2150        6,547    7.
8.   Investments in unconsolidated subsidiaries and associated
     companies (from Schedule RC-M).................................                                        2130      135,327    8.
9.   Customers' liability to this bank on acceptances outstanding...                                        2155      512,763    9.
10.  Intangible assets (from Schedule RC-M).........................                                        2143      261,456   10.
11.  Other assets (from Schedule RC-F)..............................                                        2160    2,223,495   11.
12.  Total assets (sum of items 1 through 11).......................                                        2170   58,137,708   12.

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:       The First National Bank of Chicago
Call Date:  03/31/97       ST-BK:  17-1630 FFIEC 031
Address:                   One First National Plaza, Ste 0303   Page RC-2
City, State  Zip:          Chicago, IL  60670
FDIC Certificate No.:      0/3/6/1/8
                           ---------

SCHEDULE RC-CONTINUED

                                                                   DOLLAR AMOUNTS IN
                                                                       THOUSANDS             BIL MIL THOU
                                                                   -----------------         ------------
LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of totals of columns A and C
        from Schedule RC-E, part 1)...............................                RCON 2200   21,551,932    13.a
        (1) Noninterest-bearing(1)................................        RCON 6631   9,361,049

     (2) Interest-bearing.........................................  RCON 6636  12,190,883                                   13.a2
  b. In foreign offices, Edge and Agreement subsidiaries, and
     IBFs (from Schedule RC-E, part II)...........................                        RCFN 2200           14,511,110    13.b
     (1) Noninterest bearing......................................  RCFN 6631     604,859                                   13.b1
     (2) Interest-bearing.........................................  RCFN 6636  13,906,251                                   13.b2
14.  Federal funds purchased and securities sold under
     agreements to repurchase:                                                            RCFD 2800            3,887,022    14
15.  a. Demand notes issued to the U.S. Treasury                                          RCON 2840               63,092    15.a
     b. Trading Liabilities (from Schedule RC-D)..................                        RCFD 3548            5,918,194    15.b
16.  Other borrowed money:
     a. With original maturity of one year or less................                        RCFD 2332            3,134,696    16.a
     b. With original maturity of more than one year..............                        RCFD A547              381,681    16.b
     c. With original maturity of more than three years...........                        RCFD A548              326,551    16.c
17.  Not applicable
18.  Bank's liability on acceptance executed and outstanding......                        RCFD 2920              512,763    18.
19.  Subordinated notes and debentures............................                        RCFD 3200            2,000,000    19.
20.  Other liabilities (from Schedule RC-G).......................                        RCFD 2930            1,163,747    20.
21.  Total liabilities (sum of items 13 through 20)...............                        RCFD 2948           53,450,788    21.
22.  Not applicable
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus................                        RCFD 3838                    0    23.
24.  Common stock.................................................                        RCFD 3230              200,858    24.
25.  Surplus (exclude all surplus related to preferred stock).....                        RCFD 3839            3,107,585    25.
26.  a. Undivided profits and capital reserves....................                        RCFD 3632            1,359,598    26.a
     b. Net unrealized holding gains (losses) on
        available-for-sale securities.............................                        RCFD 8434               18,975    26.b
27.  Cumulative foreign currency translation adjustments..........                        RCFD 3284                  (96)   27.
28.  Total equity capital (sum of items 23 through 27)............                        RCFD 3210            4,686,920    28.
29.  Total liabilities, limited-life preferred stock, and
     equity capital (sum of items 21, 22, and 28).................                        RCFD 3300           58,137,708    29.

Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the  most comprehensive level of auditing work performed for the bank by independent external auditors as of any date
   during 1996..................RCFD 6724......[2    ]     Number
                                                           M.1.
1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 = Review of the bank's financial statements by external auditors
6 = Compilation of the bank's financial statements by external auditors
7 = Other audit procedures (excluding tax preparation work)
8 = No external audit work

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.